COPYRIGHT © D-WAVE 1 COMMERCIAL QUANTUM COMPUTING Q3 Investor Presentation

Certain statements in this presentation are forward-looking, as defined in the Private Securities Litigation Reform Act of 1995. These statements involve risks, uncertainties, and other factors that may cause actual results to differ materially from the information expressed or implied by these forward-looking statements and may not be indicative of future results. Forward-looking statements in this presentation include, but are not limited to, statements regarding the future growth of the quantum industry and potential investment in quantum; the pace and trajectory of the development of quantum technology; quantum’s future total addressable market (TAM); future commercial use- cases for quantum; D-Wave’s expected production deployments for customers; D-Wave’s anticipated progress towards achieving quantum supremacy in significant and meaningful problems; D-Wave’s plans for its Advantage2TM and Advantage3TM systems, as well as its other technological innovations; the potential for increase in value of D-Wave’s technology; D-Wave’s potential to obtain additional financing through the ELOC; and D-Wave’s anticipated SOC 2 Type 2 compliance. These forward-looking statements are subject to a number of risks and uncertainties, including, among others, various factors beyond management’s control, including the potential for D-Wave’s competitors to outpace its technological growth; our ability to raise funds under the ELOC or otherwise; general economic conditions and other risks; our ability to expand our customer base and the customer adoption of our solutions; risks within D-Wave’s industry, including anticipated trends, growth rates, and challenges for companies engaged in the business of quantum computing and the markets in which they operate; the outcome of any legal proceedings that may be instituted against us; risks related to the performance of our business and the timing of expected business or financial milestones; unanticipated technological or project development challenges, including with respect to the cost and/or timing thereof; the performance of our products; the effects of competition on our business; the risk that we will need to raise additional capital to execute our business plan, which may not be available on acceptable terms or at all; the risk that we may never achieve or sustain profitability; the risk that we are unable to secure or protect our intellectual property; volatility in the price of our securities; the risk that our securities will not maintain the listing on the NYSE; and the numerous other factors set forth in D-Wave’s Annual Report on Form 10-K for its fiscal year ended December 31, 2022 and other filings with the Securities and Exchange Commission. Undue reliance should not be placed on the forward-looking statements in this presentation in making an investment decision, which are based on information available to us on the date hereof. We undertake no duty to update this information unless required by law. COPYRIGHT © D-WAVE 2 FORWARD-LOOKING STATEMENTS

COPYRIGHT © D-WAVE 3 O U R M I S S I O N TO UNLOCK THE POWER OF QUANTUM COMPUTING TO BENEFIT BUSINESS AND SOCIETY STARTING TODAY

D-WAVE AT A GLANCE

ESTABLISHED PRODUCT PORTFOLIO:

- World's largest quantum computer
- Accessible through production-grade cloud service
- Demonstrated advantage over classical computing

GROWING COMMERCIAL ADOPTION:

- 1st commercial quantum computing company
- 30+ proven business use cases
- Initial applications moving into production

HIGH-VALUE CONSULTATIVE SERVICES:

- 20+ successful POC engagements in 18 months
- Advisory services to aid in production deployment

INDUSTRY PERSPECTIVE:

"We believe today's quantum technology can play a key role in ensuring optimal and efficient construction and operation of buildings and are eager to use D-Wave's quantum solutions in support of that effort."

– Dr. Reinhard Schlemmer, board member, VINCI Energies

MARKET LEADER

advantage
Quantum Annealing
Fifth generation system
5000+ qubits

Leap
Real-Time Quantum Cloud
Quantum hybrid solvers
99% up-time

Ocean
Open-Source Python Tools
Easily configurable
Simplifies use of QC & HSS

Launch
Customer PS On-Ramp
From application eval
to production deployment

STRONG CUSTOMER BASE

mastercard, NEC, BASF, Deloitte., VINCI ENERGIES, NTT docomo, RECRUIT, save on foods, accenture, ArcelorMittal, LOCKHEED MARTIN, Johnson & Johnson, BANK OF CANADA BANQUE DU CANADA, BBVA, unisys, DENSO, CaixaBank

THOUGHT LEADERSHIP

220+ U.S. granted patents
140+ Pending worldwide
60+% Annealing AND Gate

Top three quantum patent portfolio globally
(Source: GlobalData)

40 PhDs

Over 225 scientific papers published

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D:WAVE

VALUE CREATION THROUGH THE ONGOING INTRODUCTION OF NEW USE CASES



$100B Market Opportunity*
Opportunity
2023
2024
2025
2026
2027
2028
2029
20...

Production Application Use Cases

Scheduling & Routing
- Workforce Scheduling
- Job Shop Scheduling
- Vehicle Routing

Allocation & Risk Management
- Resource Allocation
- Customer Offer Allocation
- Portfolio Optimization
- Fraud Detection

Machine Learning
- Model Training
- Prompting Optimization
- Feature Selection

Defense & Aerospace
- Missile Defense Optimization
- Satellite Placement
- Radar Scheduling

Process & Flow
- Wireless Infrastructure Optimization
- Network Flow Optimization
- Supply Chain Optimization

Advanced Use Cases
- Drug Discovery
- Protein Design
- Energy Unit Commitment

** Based on D-Wave analysis*

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D:WAVE

6 D-WAVE DIFFERENTIATORS 1 4 FIVE GENERATIONS ON-TIME DELIVERY Proven coherent quantum annealing QUANTUM ANNEALING Required for optimization problems 2 5 THREE MILLION TIMES SPEED-UP on a real-world materials problem 3 REAL-TIME QUANTUM CLOUD SERVICE for in-production applications 6 FIRST MOVER ADVANTAGE The only commercial quantum computing company FULL STACK PROVIDER Annealing & gate systems, cloud service, software tools, professional services COPYRIGHT © D-WAVE

CHOOSING THE RIGHT QUANTUM TECHNOLOGY ANNEALING OR GATE AN EASIER ON-RAMP TO QUANTUM COMPUTING ANNEALING Natively optimization Commercial today Employee Scheduling Autonomous Vehicle Routing Peptide Design Fraud Detection Patient Trial Optimization COMBINATORIAL OPTIMIZATION GATE-MODEL HIGHER INVESTMENT COST & LEARNING CURVE Suited to differential equations 7+ years to commercialization Designer Drugs New Materials Longer-Life Batteries DIFFERENTIAL EQUATIONS Machine Learning Cryptography Drug Toxicity Global Weather Modeling LINEAR ALGEBRA & FACTORIZATION COPYRIGHT © D-WAVE 7

COPYRIGHT © D-WAVE 8 LEADING THE COMMERCIALIZATION OF QUANTUM TECH Experimental / Research Product Commercialization GATE-MODEL PROCESSORS (ALL PLAYERS) ANNEALING PROCESSORS (ONLY D-WAVE) 2011 2015 2018 20192010 20202012 2013 2014 2016 2017 2021 2022 2023 2024E 2025E 2026E 2027E 2028E 2029E 2030E & Beyond Transition from government and academic to commercial customers D-Wave One™ System D-Wave Two™ System One Scalable and Error-Corrected Qubit Scalable and Error-Corrected Few Qubit Processor Noisy Intermediate Scale Quantum (NISQ) Transition to Commercial Product D-Wave 2000 ™ System D-Wave 2000Q LN System Advantage™ System Advantage2™ System D-Wave 2X™ System Advantage Performance System Advantage3™ System It is important to note that no one has yet shown a working error- corrected logical qubit that is scalable

THERE IS ALREADY STRONG DEMAND FOR QUANTUM SOLUTIONS

80% OF COMPANIES
plan to increase quantum computing (QC) commitment in next 2-3 years[1]

42% OF BUSINESS LEADERS
see QC as key for logistics/supply chain management[1]

31% OF ENTERPRISES
have abandoned complex problems because of time to solve[2]

CATALYSTS FOR ADOPTION:
business process efficiencies, increased revenue[1]

BENEFITS:
speed, cost, and accuracy

33%
OF COMPANIES FORSEE ANNUAL QC BUDGETS OF $15M OR HIGHER[1]

$850B
EXPECTED TAM BY 2043[3]

99+
NEAR-TERM COMMERCIAL USE CASES IDENTIFIED BY EXPERTS[4]

1. Hyperion research
2. 451 research
3. BCG research
4. McKinsey research

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D:WAVE

MARKET SEGMENTATION AGILE & SCALED SALES OPERATIONS PARTNER ENABLEMENT GO-TO-MARKET APPROACH ACCELERATING COMMERCIAL ADOPTION Target vertical markets identified Government and public sector increasing in priority Vertically-focused sales model Regional support Customer success team for growth of existing accounts Priority on SIs and ISVs for rapid deployment of production applications New partner engagement model, playbook and collateral to drive partner success COPYRIGHT © D-WAVE 10

LOGISTICS Vehicle Routing Employee/Crew Scheduling Shipping Container Logistics Farm to Market Food Delivery MANUFACTURING Job Shop Scheduling Factory Planning Project Scheduling Resource Allocation AI/MACHINE LEARNING Feature Selection Prompt Optimization* Model Training* FOCUS ON LOGISTICS AND MANUFACTURING FOLLOWED BY AI/MACHINE LEARNING * = in developmentCOPYRIGHT © D-WAVE 11

CUSTOMERS REALIZING TANGIBLE BUSINESS RESULTS WITH D-WAVE TECHNOLOGY COPYRIGHT © D-WAVE 12 E-commerce driver delivery scheduling Tour routing Radar scheduling Customer rewards

13 OPTIMIZED DRIVER SCHEDULING REDUCTION IN SCHEDULING TIME 80% Canada’s largest Western-based provider of food and health products is moving multiple quantum hybrid applications into production. The first, an e-commerce driver delivery scheduling application, is now in production to create schedules that serve over 100 stores. This application has trimmed what was an 80- hour task to just 15 hours each week, an 80% time savings. The company will soon bring another quantum-hybrid application into production that optimizes in-store resource scheduling in stores across Canada. COPYRIGHT © D-WAVE

14 AUTOMATED TOUR ROUTING TASK REDUCED FROM 12 HOURS TO LESS THAN ONE HOUR Identifying optimal routes for promotional tours is critical to ensuring all client requirements and federal regulations are considered. The Interpublic Group worked with D-Wave to identify routes that reduce the costs of producing and running these tours. D-Wave’s technology was able to solve the given problem in less than an hour and is well designed to allow for an easy transition to a full production-quality application. COPYRIGHT © D-WAVE

15% INCREASE IN RESOURCE UTILIZATION ENHANCED RADAR SCHEDULING Davidson, a technology services company that provides innovative engineering, technical and management solutions for the Department of Defense, aerospace and commercial customers, has been working with D-Wave on several quantum- hybrid applications to advance national defense efforts. Most recently we’ve built a radar scheduling application that efficiently manages the time-limited resources of a phased- array radar system, enabling scheduling of communication with moving objects. We observed enhanced resource utilization in all our test cases. On average, we achieved a 15% increase in utilization across all problem scenarios and time limits, with the highest improvement reaching an impressive 42%. COPYRIGHT © D-WAVE 15

OPTIMIZED CUSTOMER REWARDS PROGRAM Satispay is the leading Italian fintech unicorn focused on revolutionizing mobile payments. Together we’ve built a quantum-hybrid application that optimizes customer rewards initiatives. Using D-Wave’s constrained quadratic model hybrid solver, the application showed an improvement of 50% in customer rewards programs for the same amount of budget. A testament to its potential business value, Satispay plans to transition the quantum-hybrid application into production, with internal teams expected to use it weekly. IMPROVEMENT IN CUSTOMER REWARDS PROGRAM 50% COPYRIGHT © D-WAVE 16

PRODUCTION APPLICATION DEPLOYMENTS ON THE NEAR-TERM HORIZON # of Proofs of Concept Built for Customers Multiple Applications Moving Into Production Now More Customer Production Deployments Expected in Next 2 Quarters Deployments Fuel QCaaS Usage and Growth 26 COPYRIGHT © D-WAVE 17

18 SHAPING GOVERNMENT QUANTUM PROGRAMS FOR INCLUSIVITY AND NEAR-TERM APPLICATION SUPPORT Ensuring reauthorization of U.S. National Quantum Initiative quickly Supporting legislation that explicitly includes all quantum technologies – annealing, gate model and hybrid Encouraging support for near-term application development and workforce upskilling COPYRIGHT © D-WAVE

TECH & PRODUCTS DRIVING CUSTOMER USE CASES



Platform Innovation
advantage
Leap
BQM, DQM, CQM Solvers
advantage2
Leap
Next-gen Solver
advantage2 Performance Update
Leap
Targeted Hybrid Solvers
advantage3, ...
Leap
Universal Solvers
Systems
Software
Opportunity
$100B Market Opportunity*
2023
2024
2025
2026
2027
2028
2029
20...

Production Application Use Cases

Scheduling & Routing
- Workforce Scheduling
- Job Shop Scheduling
- Vehicle Routing

Allocation & Risk Management
- Resource Allocation
- Customer Offer Allocation
- Portfolio Optimization
- Fraud Detection

Machine Learning
- Model Training
- Prompting Optimization
- Feature Selection

Defense & Aerospace
- Missile Defense Optimization
- Satellite Placement
- Radar Scheduling

Process & Flow
- Wireless Infrastructure Optimization
- Network Flow Optimization
- Supply Chain Optimization

Advanced Use Cases
- Drug Discovery
- Protein Design
- Energy Unit Commitment

** Based on D-Wave analysis*

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D:WAVE

20 A PRODUCT ROADMAP BUILT TO DELIVER CUSTOMER ROI COPYRIGHT © D-WAVE • Increased processor performance with Advantage2 system • Improved qubit coherence • Improved connectivity • Ability to address more complex customer optimization problems • Advancement of quantum-hybrid solver software • Improved solution quality for larger, more complex customer problems • Software and hardware enhancements to drive production-grade reliability • Continued work on key compliance initiatives such as SOC 2 Type 2 • Expanded support for growing go-to-market initiatives GREATER PROCESSING POWER ADVANTAGE2 PROCESSOR INCREASED SOFTWARE VALUE LEAP™ SERVICE RELIABILITY AND ACCESS FULL STACK

EVER-INCREASING ADVANTAGE SYSTEM PERFORMANCE, ENGINEERED FOR BUSINESS

ADVANTAGE SYSTEM

- **Proven to improve solution quality faster** than classical alternatives (i.e. scaled polynomial speed-up) on a class of hard optimization problems (Nature, 2023)
- **10x faster time-to-solution** for 3D lattice problems than D-Wave 2000Q system (arXiv, 2020)
- **Well-suited for tackling variety of customer problems**, including vehicle routing, crew scheduling, manufacturing job shop scheduling, and resource allocation
- Coupled with quantum hybrid solvers, **capable of solving large application problems**, including: binary and integer variables, linear and quadratic terms, problems with up to 100,000 constraints (and 500,000 variables), and inequality & equality constraints

ADVANTAGE2 SYSTEM *(FORTHCOMING)*

- Fueling customer success with **greater qubit coherence and connectivity** that will address even larger, more complex customer use cases
- Expect **increased energy scale**, which lowers error rates; **improved solution quality**; and **increased probability of finding optimal solutions**
- Calibration of 1,100+ qubit prototype in new, lower noise fabrication stack, with **benchmarks showing higher performance** on certain optimization problems
- Successful quantum error mitigation techniques are **extending coherent annealing range** by nearly an order of magnitude (arXiv, 2023)

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22 ADVANCEMENTS IN COHERENCE AND CONNECTIVITY ALSO SHOW BUSINESS BENEFITS Value of quantum systems doesn’t rest solely on number of qubits We’re progressing important work in qubit coherence (ability to maintain a quantum state) and connectivity Announced notable progress in development of high coherence fluxonium qubits, which are qubits capable of doing quantum computations for a longer period of time without errors Designed, manufactured, and operated fluxonium qubits that have demonstrated quantum properties that are comparable to the best seen to date in peer-reviewed scientific literature https://www.dwavesys.com/media/e42bbtcw/fluxonium-coherence_external.pdf Connectivity CoherenceQubit Count COPYRIGHT © D-WAVE

23 REACHING MILESTONES ON THE PATH TO QUANTUM SUPREMACY We believe D-Wave will be the first quantum company to definitively demonstrate quantum supremacy in significant and meaningful problems, beyond random number generation Research efforts are underway, with a number of significant achievements already realized: • Proven performance scaling advantage in theory and measurements of coherent quantum annealing • Demonstrated with Advantage quantum computers • Demonstrated on hard material simulation problem instances • Further increases in coherence time translates into greater performance advantage THEORY EXPERIMENT *Lower and steeper are better COPYRIGHT © D-WAVE

24 LEAP REAL-TIME QUANTUM CLOUD SERVICE AND ADVANCING HYBRID SOLVERS UNLOCKING NEW USE CASES Launched new algorithmic updates to our Constrained Quadratic Model hybrid solver • Increased performance for existing binary problem classes, including offer allocation, portfolio optimization, and satisfiability Focusing future software developments on extending production- grade performance, security and scalability • Production leadership practices that support rapidly scaling customer application deployments • Hybrid solver performance enhancements • Authentication and additional security features Initiated exploration of our solutions’ integration with new machine learning areas • Prompt optimization • Model training COPYRIGHT © D-WAVE

25 PRODUCTION-GRADE RELIABILITY REFLECTS OUR COMMERCIAL MATURITY Focused on delivery of secure, reliable, and production-grade quantum tech stack at scale and across geographies to support customers’ production deployments • Introduced new administration features that give customers the ability to manage their own organization and associated projects; supports rapid growth of reseller and partner programs • Released zero downtime deployment features that let us introduce new software enhancements in the Leap quantum cloud service without service interruption • Entered final stages of securing SOC 2 Type 2 compliance, an initiative that helps ensure protection of customer data and streamlines procurement for companies that require data compliance UPTIME FOR LEAP QUANTUM CLOUD SERVICE 99% COPYRIGHT © D-WAVE

26 D-WAVE QUANTUM PATENT PORTFOLIO RANKED AS 3RD LARGEST IN WORLD 500+ granted and pending patents worldwide, including: • 220+ US granted patents • 210+ granted and pending patents worldwide (non-US) 60%+ of the portfolio applies to both gate model and annealing quantum computing Portfolio covers hardware and software, including systems, qubits and other devices, fabrication, architecture, system software, cryogenics, hybrid quantum computing, and applications of quantum computing 220+ US Granted Patents COPYRIGHT © D-WAVE

27 Q3 FINANCIAL UPDATE Significant Growth in Bookings, Revenue, Commercial Traction & Cash $- $2 $4 $6 Prior LTM Most recent LTM M IL L IO N S 73 Commercial Customers 76 Commercial Customers $- $1 $2 $3 $4 Q3 2022 Q3 2023 M IL L IO N S Quarterly Bookings (1) $1.9M $2.9M $- $1 $2 $3 Q3 2022 Q3 2023 M IL L IO N S Quarterly Revenue $1.7M $2.6M Prior LTM Most recent LTM (1) Sixth consecutive quarter of YOY growth in bookings 50% 70% $- $3 $6 $9 $12 Q3 YTD 2022 Q3 YTD 2023 M IL L IO N S $3.8M $8.4M $- $20 $40 $60 Q3 2022 Q2 2023 Q3 2023 M IL L IO N S Cash Position (2) $53.3M $13.8M $7.5M Commercial Revenue as a % of Total Revenue First 9 Months Bookings $3.6M $5.8M Commercial Revenue Professional Services 55% Pro Services 20% (2) Additional source of liquidity is $84.4M in remaining availability under the ELOC through October 2025, subject to a $1.00 minimum stock price COPYRIGHT © D-WAVE

28 COMMERCIAL QUANTUM COMPUTING COPYRIGHT © D-WAVE